SHAREHOLDERS' AGREEMENT


     THIS SHAREHOLDERS' AGREEMENT (the "Agreement") is made and entered into this ____ day of December, 1995 (the "Effective
Date") by and between SAMUEL KING ("King") and RIDGEWOOD
PROPERTIES, INC., a Delaware corporation (the "Corporation").

                      W I T N E S S E T H:

     WHEREAS, as of the date hereof, King owns twenty five thousand (25,000) shares of $0.01 per share par value common stock in the Corporation (the "Subject Stock"); and

     WHEREAS, as of the date hereof, King has agreed to be employed by the Corporation; and

     WHEREAS, the parties wish to provide for the mandatory purchase of the Subject Stock by the Corporation in the event of King's election to require the same upon the terms and conditions hereinafter specified.

     NOW, THEREFORE, in consideration of King's agreement to become employed by the Corporation, the mutual promises of the parties hereto and of the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties and intending to be legally bound hereby the parties agree as follows:

     1. Termination of Prior Agreements: The above recitations are true and correct, and the parties hereby cancel and revoke all prior written and oral agreements among them touching upon these presents.

     2. Put/Call: If at any time on or after the date which is the two (2) year anniversary of the Effective Date (the "Second Anniversary Date") but on or before the date which is ninety
(90) days after the Second Anniversary Date (the "Expiration Date"), King desires to sell and require the Corporation purchase all or any part of the Subject Stock, then King shall deliver written notice (the "Put Notice") of such intention to the Corporation on or before the Expiration Date which Put Notice shall designate both (i) the number of shares of Subject Stock which King desires to sell to the Corporation and (ii) a closing date (the "Closing Date") which is not earlier than five
(5) days after the date of the Put Notice nor later than sixty
(60) days after the Put Notice. Upon the Corporation's receipt of the Put Notice, the Corporation shall be obligated to purchase that number of shares of the Subject Stock so designated in the Put Notice for a purchase price of Four and 50/100s Dollars ($4.50) per share (i.e. the total purchase price shall equal the product of $4.50 multiplied by the number of shares of the Subject Stock designated in the Put Notice) as of the Closing Date. From and after King's delivery of the Put Notice to the Corporation, King may by written notice terminate both King's and the Corporation's respective obligations under this Agreement whereupon this Agreement shall be of no further force or effect and neither party shall have any continuing rights or obligations arising hereunder or by reason hereof or the existence or delivery of the Put Notice. At 10:00 a.m. Atlanta, Georgia time on the Closing Date, King and the duly authorized representatives of the Corporation shall meet at the principal offices of the Corporation (the "Closing"). At the Closing, the Corporation shall pay to King the purchase price for that number of shares of the Subject Stock designated in the Put Notice in cash. Upon King's receipt of the aforesaid purchase price, King shall execute and deliver to the Corporation such stock certificates, endorsements, affidavits or stock powers as are reasonably necessary and required to transfer that number of shares of the Subject Stock designated in the Put Notice to the Corporation free and clear of all liens and encumbrances other than those restrictions placed thereon as of the date of King's receipt of the same without further representation or warranty.

     3. Amendment or Revocation By Mutual Agreement: Except as otherwise provided herein, this Agreement may be amended in whole or in part only by a writing signed by both King (or his legal representative) and the Corporation.

     4. Binding Effect: This Agreement shall be binding not only upon the parties hereto, but also upon their heirs, executors, administrators, legal representatives, successors and assigns; and the parties hereby agree for themselves and their heirs, executors, administrators, legal representatives, successors and assigns to execute any instruments and to perform any acts which may be necessary or proper to carry out the purposes of this Agreement.

     5. Georgia Law and Invalid Provisions: This Agreement shall be governed by the laws of the State of Georgia and if any term or part of this Agreement shall be determined to be invalid, illegal or unenforceable in whole or in part, the validity of the remaining part of such term or the validity of any other term of this Agreement shall not in any way be affected.

     6. Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

     7. Notices: All notices, communications and deliveries under this Agreement shall be made in writing signed by the party making the same and shall be deemed given on the date delivered if delivered in person, one (1) business day after being deposited with a nationally recognized next day delivery service or on the third (3rd) business day after being deposited with the United States Postal Service, registered mail, return receipt requested (with postage prepaid) as follows:

     To the Corporation:        Ridgewood Properties, Inc.
                                2859 Paces Ferry Road
                                Suite 700
                                Atlanta, Georgia 30339

     To King:                   Samuel King
                                120 Colonade Drive
                                Peachtree City, Georgia 30269

Any party may change any address at which it or he is to receive notice hereunder by written notice to all other parties delivered in accordance with this Item.

     8. Representation of the Corporation. The Corporation and those officers executing this Agreement on behalf of the Corporation hereby represent and warrant to King that said officers are duly authorized to execute this Agreement for and on behalf of the Corporation whereupon this Agreement shall serve as a legally binding and enforceable obligation of the Corporation.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                RIDGEWOOD PROPERTIES, INC.



                                By: _______________________
                                    Its:  President

                                Attest: __________________
                                    Its:  Secretary

                                      (CORPORATE SEAL)



                                _____________________(SEAL)
                                SAMUEL KING